Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-273811 and 333-254836 on Form S-3, and Registration Statement Nos. 333-280218, 333-256044 and 333-263151 on Form S-8 of our report dated February 28, 2025, relating to the financial statements of Butterfly Network, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
New York, New York
February 28, 2025